UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 3, 2009

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On November 3, 2009, Pacer International, Inc. (“Pacer”), entered into an amendment to the Amended and Restated Rail Transportation Agreement dated as of May 15, 2002, among Union Pacific Railroad Company (“UP”), Pacer, and American President Lines, Ltd., and APL Co. PTE Ltd. (collectively, “APL”) (the “Existing Agreement”). The amendment provides that the rates and other terms and conditions of the Existing Agreement will no longer apply to domestic shipments in 48- and 53-ft. containers (also referred to as “domestic big box shipments”) tendered by Pacer for transportation by UP. The Existing Agreement, which expires on October 11, 2011, will remain in effect with respect to shipments (other than the domestic big box shipments) and other matters not expressly governed by the new agreements with UP discussed in Item 8.01 below, including the rates, terms and conditions applicable to (1) international shipments generally in 20, 40 and 45-ft. containers owned or leased by APL; (2) domestic shipments in containers owned or leased by APL or other third party ocean carriers (known as domestic and international reload services or avoided repositioning cost (“ARC”) moves); (3) international shipments in containers owned or leased by other third party ocean carriers; and (4) automotive shipments (which primarily move between the United States and Mexico) in containers owned or leased by Pacer.

ITEM 2.02.	Results of Operations and Financial Condition

On November 3, 2009, Pacer issued a press release announcing its third quarter and year-to-date 2009 results. The press release is attached hereto as Exhibit 99.1.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition,” including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 7.01	Regulation FD Disclosure

Pacer is holding a call on Wednesday, November 4, 2009 at 8:00 a.m. Eastern Time to update interested parties regarding its third quarter 2009 financial results, discuss its new arrangements with UP discussed in Item 8.01 below, and respond to investor questions.

On November 3, 2009, Pacer issued a press release announcing its new arrangements with UP. The press release and the planned teleconference script are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A set of questions and answers regarding the new arrangements between Pacer and UP is attached as Exhibit 99.3, and is incorporated herein by reference.

The information set forth under this “Item 7.01 - Regulation FD Disclosure,” including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Exhibits 99.1, 99.2 and 99.3 attached hereto contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on Pacer’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the length and severity of the current economic recession; industry trends, including changes in the costs of services from rail and motor transportation providers; Pacer’s ability to borrow amounts under its credit agreement due to borrowing base limitations and/or to comply with the financial ratio and other covenants in its credit agreement; increases in interest rates; the loss of one or more of its major customers; the success of its operational consolidation and other cost reduction initiatives in improving its operating results and cash flows without affecting customer service levels; the effect of the current economic recession on its customers including reduced transportation needs and an inability to pay Pacer on time or at all; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving its trucking operations; changes in the terms of contracts with its underlying rail carriers that are less favorable to Pacer relative to its current contracts as these expire; revenue losses and cost impacts associated with the new UP arrangements; the failure to comply with, government regulation; changes in its business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting its rail and motor transportation providers; changes in fuel prices; its ability to successfully defend or resolve customer and vendor rate and volume adjustment claims against us; changes in international and domestic shipping patterns; availability of qualified personnel; difficulties in maintaining or enhancing its information technology systems including selecting, developing and implementing applications and solutions to update its diverse legacy systems; increases in its leverage; and terrorism and acts of war. Additional information about these and other factors that could affect Pacer’s business is set forth in Pacer’s various filings with the Securities and Exchange Commission (the “SEC”), including those set forth in Pacer’s annual report on Form 10-K for the year ended December 26, 2008 filed with the SEC on February 17, 2009 and the Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 6, 2009. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, Pacer does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

ITEM 8.01.	Other Events.

On November 3, 2009, Pacer entered into a new multi-year commercial rail transportation agreement and other agreements with UP. The new commercial agreement establishes new rates, terms and conditions for domestic big box (48- and 53-ft. containers) shipments tendered by Pacer for transportation by UP. In connection with these new arrangements, UP and Pacer have also agreed to settle all outstanding claims and counterclaims between them relating to Pacer’s domestic big box shipments under the Existing Agreement referred to in Item 1.01 above, including UP’s claim for retroactive rate adjustments of approximately $140 million for the period from January 1, 2005, through June 30, 2009 (the latest available date) and Pacer’s claims for breach alleging UP’s breach of the Existing Agreement.

Under the new commercial agreement, Pacer agreed that rates for domestic big box shipments payable by it to UP for transportation on the UP network would adjust gradually over a two-year period to “market” rates and will continue on competitive terms after October 11, 2011, the expiration date of the Existing Agreement.

Pacer anticipates that the effect of the amendment of the Existing Agreement and entry into the new arrangements with UP will be that the domestic big box business that it currently handles on behalf of intermodal marketing company (“IMC”) customers on the UP network will transition away from Pacer, although such transition is at the discretion of the IMC. Pacer will continue to offer to IMCs its domestic small box (20-, 40- and 45-ft. containers) transportation services, stand alone local drayage services through Pacer Cartage, Mexico big box transportation services and Eastern core transportation services (i.e., transportation within the Pacer’s eastern network only).

Pacer and UP have also entered into a fleet sharing arrangement that allows UP customer access to Pacer’s equipment fleet and grants Pacer expanded access to UP’s EMP equipment fleet. The arrangement also contains mechanisms that allow Pacer to adjust the size of its fleet up or down in the future as its transportation needs change.

Although the Existing Agreement remains in effect until October 11, 2011 with respect to international shipments generally in 20-, 40- and 45-ft. containers owned or leased by ocean carriers and ARC services, the new commercial agreement also establishes terms and conditions that will apply after October 11, 2011 to provide Pacer with a continued exclusive position on the UP network with regard to offering services to meet ocean carrier customers’ needs in conjunction with and in addition to the UP rail transportation service.

The new commercial agreement has a multi-year term and thereafter will automatically renew for one-year periods subject to certain conditions, including a minimum volume requirement, and subject to cancellation by either party with specified notice.

In connection with the agreements and arrangements described above, including the amendment of the Existing Agreement, UP will pay Pacer $30 million.

Please see the discussions under Item 1.01 of this Current Report on Form 8-K for more information.

ITEM 9.01.	Financial Statements and Exhibits

The following exhibits are filed as part of this report:

(d)	Exhibits

99.1	Press Release of Pacer International, Inc. dated November 3, 2009 (furnished pursuant to Item 2.02).

99.2	Planned Teleconference Script for Investor Call on Wednesday, November 4, 2009 (furnished pursuant to Item 7.01)

99.3	Questions and Answers regarding new agreements between Pacer International, Inc. d/b/a Pacer Stacktrain and Union Pacific Railroad Company (furnished pursuant to Item 7.01)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC.
A Tennessee Corporation

Dated:	November 3, 2009	By:	/S/ BRIAN C. KANE
Executive Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER

99.1	Press Release of Pacer International, Inc. dated November 3, 2009 (furnished pursuant to Item 2.02).

99.2	Planned Teleconference Script for Investor Call on Wednesday, November 4, 2009 (furnished pursuant to Item 7.01)

99.3	Questions and Answers regarding new agreements between Pacer International, Inc. d/b/a Pacer Stacktrain and Union Pacific Railroad Company (furnished pursuant to Item 7.01)

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